ISSUER FREE WRITING PROSPECTUS No. 1726ZZ Filed Pursuant to Rule 433 Registration Statement No. 333-184193 Dated March 15, 2013 Deutsche Bank AG Trigger Step Performance Securities
Linked to a Basket of BRIC Currencies Relative to the U.S. Dollar due on or about March 30, 2015

Investment Description

The Trigger Step Performance Securities Linked to a Basket of BRIC Currencies Relative to the U.S. Dollar (the “securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the performance of an equally weighted basket of currencies consisting of the Brazilian real (“BRL”), the Russian ruble (“RUB”), the Indian rupee (“INR”) and the Chinese renminbi (“CNY”) (each, a “Basket Currency” and together, the “Basket”) relative to the U.S. dollar (the “Reference Currency”). If the Basket Return is zero or positive, meaning that the Basket Currencies have, as a whole, remained unchanged or strengthened against the U.S. dollar, Deutsche Bank AG will repay the Face Amount of the securities at maturity and pay a return equal to the greater of the Basket Return and the Step Return of between 28.00% and 31.75% (to be determined on the Trade Date). If the Basket Return is negative, meaning that the Basket Currencies have, as a whole, weakened against the U.S. dollar, and the Final Basket Level is equal to or greater than the Trigger Level, Deutsche Bank AG will repay the full Face Amount of the securities at maturity. However, if the Final Basket Level is less than the Trigger Level, the Issuer will repay less than the full Face Amount of securities at maturity, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Initial Basket Level to the Final Basket Level but, in no case, will the Payment at Maturity be less than zero. The Spot Rate for each Basket Currency is expressed as units of the respective currency per one U.S. dollar. Investing in the securities involves significant risks. You may lose a significant portion or all of your initial investment. The contingent repayment of your initial investment only applies if you hold the securities to maturity. Any payment on the securities, including any repayment of your initial investment, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

Features	Key Dates1
❑ Participation in Positive Basket Return with Step Return Feature: If the Basket Return is zero or positive, Deutsche Bank AG will repay the full Face Amount of securities at maturity and pay a return equal to the greater of the Basket Return and the Step Return of between 28.00% and 31.75% (to be determined on the Trade Date). If the Basket Return is negative, investors may be exposed to the percentage decline in the level of the Basket at maturity.

❑ Contingent Downside Market Exposure: If the Basket Return is negative and the Final Basket Level is equal to or greater than the Trigger Level, the Issuer will repay the full Face Amount of the securities at maturity. However, if the Final Basket Level is less than the Trigger Level, the Issuer will pay less than the full Face Amount of the securities at maturity, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Initial Basket Level to the Final Basket Level but, in no case, will the Payment at Maturity be less than zero. The contingent repayment of your initial investment only applies if you hold the securities to maturity. You may lose a significant portion or all of your initial investment. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you might not receive any amounts owed to you under the securities and you could lose your entire investment.

❑ Diversification Opportunity: The securities provide an opportunity to diversify your portfolio through exposure to the Basket Currencies, the performance of which will be measured by the Basket Return and the Currency Returns.

	Trade Date Settlement Date Final Valuation Date2 Maturity Date2 1 Expected. 2 See page 3 for additional details	March 25, 2013 March 28, 2013 March 25, 2015 March 30, 2015

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE BASKET. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS FREE WRITING PROSPECTUS AND UNDER “RISK FACTORS” BEGINNING ON PAGE 8 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering Trigger Step Performance Securities Linked to a Basket of BRIC Currencies Relative to the U.S. Dollar. The return on the securities at maturity will depend upon the performance of the Basket Currencies relative to the U.S. dollar, as measured by the Basket Return and the Currency Returns. The securities are unsubordinated and unsecured obligations of Deutsche Bank AG and are offered at a minimum investment of $1,000. The Initial Basket Level and Trigger Level will be set to 100 and 85, respectively, on the Trade Date. The Initial Spot Rate for each Basket Currency and the Step Return will be set on the Trade Date.

Basket Currencies	Currency Weighting	Reference Currency	Step Return	Trigger Level	CUSIP/ ISIN
Brazilian real (“BRL”)	1/4	USD	28.00% to 31.75% (to be determined on the Trade Date)	85.00%	25155H862 / US25155H8622
Russian ruble (“RUB”)	1/4
Indian rupee (“INR”)	1/4
Chinese renminbi (“CNY”)	1/4

See “Additional Terms Specific to the Securities” in this free writing prospectus. The securities will have the terms specified in the prospectus dated September 28, 2012, the prospectus supplement dated September 28, 2012, product supplement ZZ dated September 28, 2012, and this free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this free writing prospectus, the accompanying prospectus, the prospectus supplement or product supplement ZZ. Any representation to the contrary is a criminal offense. The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.
	Price to Public(1)	Max Discounts and Commissions(1)	Min. Proceeds to Us
Per Security	$10.00	$0.20	$9.80
Total	$	$	$
 (1) For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus.

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Securities
You should read this free writing prospectus, together with product supplement ZZ dated September 28, 2012, the prospectus supplement dated September 28, 2012 relating to our Series A global notes of which these securities are a part and the prospectus dated September 28, 2012. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•           Product supplement ZZ dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000095010312005086/crt_dp33013-424b2.pdf

•           Prospectus supplement dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409437/d414995d424b21.pdf

•           Prospectus dated September 28, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512409372/d413728d424b21.pdf

Deutsche Bank AG has filed a registration statement (including the prospectus dated September 28, 2012, as supplemented by the prospectus supplement dated September 28, 2012, and the product supplement ZZ dated September 28, 2012) with the Securities and Exchange Commission, or SEC, for the offering to which this free writing prospectus relates. Before you invest in the securities, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement and this free writing prospectus if you so request by calling toll-free 1-800-311-4409.

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. We will notify you in the event of any changes to the terms of the securities, and you will be asked to accept such changes in connection with your purchase of any securities. You may also choose to reject such changes, in which case we may reject your offer to purchase the securities.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this free writing prospectus, “securities” refers to the Deutsche Bank AG Trigger Step Performance Securities Linked to a Basket of BRIC Currencies Relative to the U.S. Dollar that are offered hereby, unless the context otherwise requires. This free writing prospectus, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this free writing prospectus and “Risk Factors” in the accompanying product supplement, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the securities.

If the terms described in this free writing prospectus are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control.

All references to “Trigger Step Performance Securities” and “Currency Return” in this free writing prospectus shall be deemed to refer to “securities” and “Currency Performance,” respectively, as defined in the accompanying product supplement. For the avoidance of doubt, the "Early Redemption" provision applicable upon an "Early Redemption Event" discussed in Product Supplement ZZ does not apply to this offering of securities.

Investor Suitability
The suitability considerations identified below are not exhaustive. Whether or not the securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the securities in light of your particular circumstances. You should also review “Key Risks” on page 6 of this free writing prospectus and “Risk Factors” on page 8 of the accompanying product supplement.

The securities may be suitable for you if, among other considerations:	The securities may not be suitable for you if, among other considerations:

♦     You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

♦     You can tolerate a loss of all or a significant portion of your investment and are willing to make an investment that may have similar downside market risk as the Basket.

♦     You seek an investment with a return linked to the performance of the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, relative to the U.S. dollar, and you believe that the Basket Currencies will strengthen relative to the U.S. dollar over the term of the securities.

♦     You understand and accept the risks of an investment in foreign exchange rates in general, and emerging markets exchange rates specifically.

♦     You believe that the Basket will appreciate over the term of the securities and you would be willing to invest in the securities if the Step Return were set equal to the bottom of the range indicated for the Step Return on the first page hereof (the actual Step Return will be set on the Trade Date).

♦     You can tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦     You do not seek current income from your investment.

♦     You are willing to hold the securities to maturity, which have a term of approximately 2 years, and accept that there may be little or no secondary market for the securities.

♦     You are willing to assume the credit risk of Deutsche Bank AG for all payments under the securities, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you and could lose your entire investment.

♦     You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.

♦     You require an investment designed to provide a full return of the Face Amount at maturity.

♦     You cannot tolerate the loss of any of your investment and you are not willing to make an investment that may have similar downside market risk as the Basket.

♦     You do not seek an investment with a return linked to the performance of the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, relative to the U.S. dollar.

♦     You do not understand or accept the risks of an investment in foreign exchange rates in general, and emerging markets exchange rates specifically.

♦     You believe that the level of the Basket will decline during the term of the securities such that the Final Basket Level will be less than the Trigger Level.

♦     You would be unwilling to invest in the securities if the Step Return were set equal to the bottom of the range indicated for the Step Return on the first page hereof (the actual Step Return will be set on the Trade Date).

♦     You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Basket.

♦     You seek current income from this investment.

♦     You are unable or unwilling to hold the securities to maturity, which have a term of approximately 2 years, or you seek an investment for which there will be an active secondary market.

♦     You are not willing to assume the credit risk of Deutsche Bank AG for all payments under the securities.

Indicative Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	$10.00 per security (subject to a minimum purchase of 100 securities)
Face Amount	$10.00 per security. The Payment at Maturity will be based on the Face Amount.
Term	2 years
Trade Date1	March 25, 2013
Settlement Date1	March 28, 2013
Final Valuation Date1, 2	March 25, 2015
Maturity Date1, 2	March 30, 2015
Basket	Basket Currency	Currency Weighting
	Brazilian real (BRL) Russian ruble (RUB) Indian rupee (INR) Chinese renminbi (CNY)	1/4 1/4 1/4 1/4
Step Return	28.00% to 31.75%. The actual Step Return will be determined on the Trade Date.
Trigger Level	Set equal to 85.00 (which is equal to 85.00% of the Initial Basket Level) on the Trade Date
Payment at Maturity (per $10.00 security)
If the Basket Return is zero or positive, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of securities, calculated as follows:

$10.00 + ($10.00 × the greater of
(i) Step Return and (ii) Basket Return)

Due to the Currency Return formula below; the Basket Return is limited to 100%, thereby limiting the return potential of the securities.

If the Basket Return is negative and the Final Basket Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Face Amount of securities.

If the Basket Return is negative and the Final Basket Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per security, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Initial Basket Level to the Final Basket Level, calculated as follows:

the greater of (i) zero and (ii) $10.00 + ($10.00 × Basket Return)

In this scenario, you will lose 1.00% of your initial investment for every 1.00% the Final Basket Level is less than the Initial Basket Level. Accordingly, you will lose a significant portion or all of your initial investment. In no case will the Payment at Maturity be less than zero.

Initial Basket Level	Set equal to 100.00 on the Trade Date
Final Basket Level
The Final Basket Level will be calculated as follows:

100 × [1 + (BRL Return × 1/4) +
(RUB Return × 1/4) + (INR Return × 1/4) + (CNY Return × 1/4)]

The BRL Return, RUB Return, INR Return and CNY Return refer to the Currency Return for the Brazilian real, the Russian ruble, the Indian rupee and the Chinese renminbi, respectively.

Basket Return	The percentage change in the Basket from the Initial Basket Level to the Final Basket Level, calculated as follows: Final Basket Level – Initial Basket Level Initial Basket Level
Currency Return
With respect to each Basket Currency, the percentage change in the relevant Basket Currency from the Initial Spot Rate to the Final Spot Rate, calculated as follows:

Initial Spot Rate – Final Spot Rate
Initial Spot Rate

The Currency Return for each Basket Currency may be positive, zero or negative. Because the Currency Return for each of the Basket Currencies is calculated pursuant to the formula above, the maximum possible Currency Return for each of the Basket Currencies, and as a result the maximum possible Basket Return, will equal 100%. There is no comparable limit on the negative performance of any Currency Return or the Basket Return. However, in no case will the Payment at Maturity be less than zero.

Initial Spot Rate	For each Basket Currency, the Spot Rate on the Trade Date
Final Spot Rate	For each Basket Currency, the Spot Rate on the Final Valuation Date
Spot Rate
For each Basket Currency, the spot exchange rate for such currency against the U.S. dollar, as determined by the Calculation Agent by reference to the Spot Rate definitions set forth in this free writing prospectus under “Spot Rates.” The Spot Rate for each Basket Currency is expressed as units of the respective currency per one U.S. dollar.

No Coupon Payments	We will not pay you coupons during the term of the securities.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF DEUTSCHE BANK AG. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Investment Timeline

Trade Date:	The Initial Spot Rates and Step Return are determined. The Initial Basket Level and Trigger Level are set.

Maturity Date:
The Final Spot Rates, Currency Returns, Final Basket Level, and Basket Return are calculated.

If the Basket Return is zero or positive, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of securities, calculated as follows:

$10.00 + ($10.00 × the greater of
(i) Step Return and (ii) Basket Return)

If the Basket Return is negative and the Final Basket Level is greater than or equal to the Trigger Level, Deutsche Bank AG will pay you a cash payment of $10.00 per $10.00 Face Amount of securities.

If the Basket Return is negative and the Final Basket Level is less than the Trigger Level, Deutsche Bank AG will pay you a cash payment that is less than the full Face Amount of $10.00 per security, resulting in a loss on the Face Amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Initial Basket Level to the Final Basket Level, calculated as follows:

the greater of (i) zero and (ii) $10.00 + ($10.00 × Basket Return)

Under these circumstances, you will lose a significant portion or all of your initial investment.

1
In the event that we make any change to the expected Trade Date and Settlement Date, the Final Valuation Date and Maturity Date may be changed so that the stated term of the securities remains the same.

2	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

How Will the Basket Return Be Calculated?
Your Payment at Maturity will depend on the Basket Return. The following steps are necessary to calculate the Basket Return:

Step 1: Calculate the Currency Return for each of the Basket Currencies.

The BRL Return is the difference between the USD/BRL Initial Spot Rate and the USD/BRL Final Spot Rate relative to the USD/BRL Initial Spot Rate, expressed as a percentage and calculated as follows:

BRL Return =	USD/BRL Initial Spot Rate – USD/BRL Final Spot Rate
USD/BRL Initial Spot Rate

An increase in the value of the Brazilian real relative to the U.S. dollar is expressed as a decrease in the USD/BRL spot rate.

The RUB Return is the difference between the USD/RUB Initial Spot Rate and the USD/RUB Final Spot Rate relative to the USD/RUB Initial Spot Rate, expressed as a percentage and calculated as follows:

RUB Return =	USD/RUB Initial Spot Rate – USD/RUB Final Spot Rate
USD/RUB Initial Spot Rate

An increase in the value of the Russian ruble relative to the U.S. dollar is expressed as a decrease in the USD/RUB spot rate.

The INR Return is the difference between the USD/INR Initial Spot Rate and the USD/INR Final Spot Rate relative to the USD/INR Initial Spot Rate, expressed as a percentage and calculated as follows:

INR Return =	USD/INR Initial Spot Rate – USD/INR Final Spot Rate
USD/INR Initial Spot Rate

An increase in the value of the Indian rupee relative to the U.S. dollar is expressed as a decrease in the USD/INR spot rate.

The CNY Return is the difference between the USD/CNY Initial Spot Rate and the USD/CNY Final Spot Rate relative to the USD/CNY Initial Spot Rate, expressed as a percentage and calculated as follows:

CNY Return =	USD/CNY Initial Spot Rate – USD/CNY Final Spot Rate
USD/CNY Initial Spot Rate

An increase in the value of the Chinese renminbi relative to the U.S. dollar is expressed as a decrease in the USD/CNY spot rate.

Step 2: Calculate the Final Basket Level.

The Final Basket Level will be calculated as follows:

100 × [1 + (BRL Return × 1/4) + (RUB Return × 1/4) + (INR Return × 1/4) + (CNY Return × 1/4)]

Step 3: Calculate the Basket Return.

The Basket Return is equal to the percentage change in the Basket from the Initial Basket Level to the Final Basket Level, calculated as follows:

    Final Basket Level – Initial Basket Level
Initial Basket Level

Key Risks
An investment in the securities involves significant risks. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

♦
YOUR INVESTMENT IN THE SECURITIES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily repay the full Face Amount at maturity. The return on the securities at maturity is linked to the performance of the Basket Currencies relative to the U.S. dollar and will depend on whether, and the extent to which, the Basket Return is positive or negative. If the Final Basket Level is less than the Trigger Level, Deutsche Bank AG will pay you an amount at maturity that is less than your initial investment, resulting in a loss of 1.00% of your initial investment in the securities for every 1.00% the Final Basket Level is less than the Initial Basket Level. Under these circumstances, you will lose a significant portion or all of the Face Amount in an amount that is proportionate to the percentage decline in the level of the Basket, as measured from the Initial Basket Level to the Final Basket Level, but, in no case, will the Payment at Maturity be less than zero. Accordingly, you will lose a significant portion, and could lose all, of your initial investment if the Final Basket Level is less than the Trigger Level. Any payment on the securities, including any repayment of the Face Amount of securities, is subject to the creditworthiness of Deutsche Bank AG.

♦
THE CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY AT MATURITY — You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the Basket is above the Trigger Level.

♦
THE STEP RETURN APPLIES ONLY AT MATURITY — You should be willing to hold your securities to maturity. If you are able to sell your securities prior to maturity in the secondary market, the price you receive will likely not reflect the full effect of the Step Return and the return you realize may be less than the Step Return or Basket Return even if the performance of the Basket Currencies, as a whole, is positive at the time of sale.

♦	THE SECURITIES DO NOT PAY COUPONS – Unlike ordinary debt securities, the securities do not pay coupons and do not guarantee any return of the initial investment at maturity.

♦
RISKS RELATING TO THE CREDIT OF THE ISSUER — The securities are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of your initial investment at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the securities and in the event Deutsche Bank AG were to default on its obligations you might not receive any amounts owed to you under the terms of the securities and you could lose your entire investment.

♦
YOUR MAXIMUM POSSIBLE RETURN ON THE SECURITIES IS LIMITED BECAUSE THE MAXIMUM CURRENCY RETURN IS 100% — For each Basket Currency, because the Currency Return is calculated by dividing the difference between the Initial Spot Rate and the Final Spot Rate by the Initial Spot Rate, the maximum Currency Return will equal 100%, resulting in a maximum possible Basket Return of 100%. Therefore, the return on the securities is capped to 100%.

♦
GAINS IN THE CURRENCY RETURN OF ONE OR MORE BASKET CURRENCIES MAY BE OFFSET BY LOSSES IN THE CURRENCY RETURN OF THE OTHER BASKET CURRENCIES — The securities are linked to the return of the Basket, which is composed of four currencies with equal weightings. The Basket Return will be based on the return of the Basket as a whole. Therefore, positive Currency Returns of one or more Basket Currencies may be offset, in whole or in part, by negative Currency Returns of one or more other Basket Currencies of equal or greater magnitude, which may result in an aggregate Basket Return equal to or less than zero. The return of the Basket is dependent on the Currency Return of each Basket Currency, which is in turn based upon the formulas set forth in “Indicative Terms.” In addition, because the Currency Return is calculated pursuant to such formula, there is no limit on the negative performance of a Basket Currency or resulting negative performance of the Basket Return. Consequently, even if some of the Basket Currencies were to appreciate significantly relative to the U.S. dollar, that positive performance could be offset by a severe depreciation of any of the other Basket Currencies. However, in no case will the Payment at Maturity be less than zero.

♦
INVESTING IN THE SECURITIES IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE BASKET CURRENCIES — You may receive a lower payment at maturity than you would have received if you had invested directly in the Basket Currencies. Additionally, the Basket Return is based on the Currency Return of each of the Basket Currencies, which is in turn based upon the formulas set forth in “Indicative Terms.” The Currency Returns are dependent solely on such stated formula and not on any other formulas that could be used for calculating currency returns.

♦
THE SECURITIES ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Holders of the securities will be exposed to currency exchange rate risk with respect to the Basket Currencies and the Reference Currency. The Basket Return will depend on the extent to which the Basket Currencies, as a whole, strengthen or weaken against the Reference Currency. Foreign currency exchange rates vary over time, and may vary considerably during the term of the securities. Changes in foreign currency exchange rates result from the interaction of many factors directly or indirectly affecting economic and political conditions in each Basket Currencies’ country and economic and political developments in the Reference Currency’s country. Additionally, the volatility of the currency exchange rates between the Basket Currencies and the Reference Currency could affect the value of the securities.

Of particular importance to currency exchange rate risk are:

♦   existing and expected rates of inflation;

♦   existing and expected interest rate levels;

♦   political, civil or military unrest;

♦   the balance of payments between countries represented in the Basket and the United States; and

♦   the extent of governmental surpluses or deficits in the countries represented in the Basket and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the United States, the countries represented in the Basket and other countries important to international trade and finance.

♦
CURRENCY MARKETS MAY BE VOLATILE — Currency markets may be highly volatile, particularly in relation to emerging or developing nations’ currencies, and, in certain market conditions, also in relation to developed nations’ currencies. Significant changes, including changes in liquidity and prices, can occur in such markets within very short periods of time. Foreign currency rate risks include, but are not limited to, convertibility risk, market volatility and potential impact of actions taken by governments, which may include the regulation of exchange rates, foreign investment or particular transactions in foreign currency, the imposition of taxes, the issuance of currency to replace an existing currency or the evaluation or revaluation of a currency. These factors may affect the values of the Basket Currencies relative to the Reference Currency and the value of your securities in varying ways, and different factors may cause the values of the Basket Currencies and the volatility of their prices to move in inconsistent directions at inconsistent rates.

♦
THE SECURITIES ARE SUBJECT TO EMERGING MARKETS’ POLITICAL AND ECONOMIC RISKS — The Basket Currencies are currencies of emerging market countries. Emerging market countries are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. In recent years, emerging markets have undergone significant political, economic and social upheaval. Such far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms have occurred. With respect to any emerging market nation, there is a greater possibility of nationalization, expropriation or confiscation, political changes, government regulation and social instability. Future political changes may adversely affect the economic conditions of an emerging market nation. Political or economic instability could have an adverse effect on the return of the Basket Currencies, and, consequently, the return on the securities.

♦
LEGAL AND REGULATORY RISKS — Legal and regulatory changes could adversely affect currency rates. In addition, many governmental agencies and regulatory organizations are authorized to take extraordinary actions in the event of market emergencies. It is not possible to predict the effect of any future legal or regulatory action relating to currency rates, but any such action could cause unexpected volatility and instability in currency markets with a substantial and adverse effect on the performance of the Basket Currencies relative to the Reference Currency and, consequently, the value of the securities.

♦
THE RECENT GLOBAL FINANCIAL CRISIS OR ANY FUTURE FINANCIAL CRISIS CAN BE EXPECTED TO HEIGHTEN CURRENCY EXCHANGE RISKS — In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others, with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the U.S. government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the Basket Currencies relative to the U.S. dollar.  For example, the Russian Central Bank devalued the ruble several times at the end of 2008 in response to economic and market conditions (primarily significant decreases in the price of oil). Further interventions, other government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the performance of the Basket Currencies relative to the Reference Currency and the value of the securities.

♦
IF THE LIQUIDITY OF ONE OR MORE OF THE BASKET CURRENCIES IS LIMITED, THE VALUE OF THE SECURITIES WOULD LIKELY BE IMPAIRED — Currencies and derivatives contracts on currencies may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity on the Final Valuation Date would likely have an adverse effect on the Final Spot Rate for each Basket Currency, and therefore, on the return on your securities. Limited liquidity relating to any Basket Currency may also result in Deutsche Bank AG, London Branch, as calculation agent, being unable to determine the Basket Return using its normal means. The resulting discretion by the calculation agent in determining the Basket Return could, in turn, result in potential conflicts of interest.

♦
SUSPENSIONS OR DISRUPTIONS OF MARKET TRADING IN THE BASKET CURRENCIES MAY ADVERSELY AFFECT THE VALUE OF THE SECURITIES — The currency markets are subject to temporary distortions and disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. These circumstances could adversely affect the exchange rates of the Basket Currencies and, therefore, the value of the securities.

♦
THE PAYMENT FORMULA FOR THE SECURITIES WILL NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET CURRENCIES — Changes in the Basket Currencies during the term of the securities before the Final Valuation Date may not be reflected in the calculation of the Payment at Maturity. Generally, the calculation agent will calculate the Basket Return by measuring the percentage change from the Initial Basket Level to the Final Basket Level, as set forth herein. The Final Basket Level will be calculated using the sum of the weighted Currency Returns, as described above. The Currency Returns will be calculated only as of the Final Valuation Date. As a result, the Basket Return may be less than zero even if the Basket Currencies had moved favorably at certain times during the term of the securities before moving to unfavorable levels on the Final Valuation Date.

♦
HISTORICAL RETURN OF THE BASKET CURRENCIES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE RETURN OF THE BASKET CURRENCIES DURING THE TERM OF THE SECURITIES — It is impossible to predict whether any of the Basket Currency Spot Rates will rise or fall. The Spot Rates will be influenced by complex and interrelated political, economic, financial and other factors.

♦
MARKET DISRUPTIONS AND GOVERNMENT ACTIONS, INCLUDING THOSE SPECIFICALLY AFFECTING DEUTSCHE BANK AG, MAY ADVERSELY AFFECT YOUR RETURN – The calculation agent may, in its sole discretion, determine that a Market Disruption Event (as defined in the accompanying product supplement) has occurred, which may include without limitation: a general inconvertibility event that generally makes it impossible to convert one or more of the Basket Currencies into the Reference Currency through customary legal channels; a general non-transferability event that generally makes it impossible (a) to deliver the Reference Currency from accounts inside one or more of the Basket Currencies’ home countries to accounts outside such Basket Currencies’ home countries, or (b) to deliver one or more of the Basket Currencies between accounts inside such Basket Currencies’ home countries or to a party that is a non-resident of such Basket Currencies’ home countries; a default or other similar event with respect to any security or indebtedness of, or guaranteed by, any governmental authority of one or more of the Basket Currencies’ home countries; any change in the laws or regulations, or official interpretations of such, in one or more of the Basket Currencies’ home countries; any nationalization or other action by a relevant governmental authority that deprives Deutsche Bank AG or any of its affiliates of all or substantially all of its assets in one or more of the Basket Currencies’ home countries; or the inability by Deutsche Bank AG or any of its affiliates, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any hedge position relating to the securities.

Upon the occurrence of one of these events, or another event that is included as a Market Disruption Event, it is possible that the Final Valuation Date and the Maturity Date will be postponed. It is also possible that, upon the occurrence of any of these events, the calculation agent will determine the Spot Rates of the affected Basket Currencies as set forth under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement and such Spot Rates may differ substantially from the published exchange rates of such Basket Currencies in the absence of such events. As a result, any such Market Disruption Event may adversely affect your return. The amount you receive at maturity may be less than your initial investment.

♦
CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the Payment at Maturity described in this free writing prospectus is based on the full Face Amount of securities, the Issue Price of the securities includes the agents’ commission, if any, and the estimated cost of hedging our obligations under the securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG (or its affiliates) will be willing to purchase securities from you, prior to maturity, in secondary market transactions, if at all, will likely be lower than the Issue Price, and any sale prior to the maturity date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

♦
LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Deutsche Bank AG or its affiliates intends to offer to purchase the securities in the secondary market but is not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates are willing to buy the securities.

♦
MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE SECURITIES — While we expect that, generally, the Spot Rates for the Basket Currencies on any day will affect the value of the securities more than any other single factor, the value of the securities prior to maturity will be affected by a number of economic and market factors that may either offset or magnify each other, including:

♦   the expected volatility of the Basket Currencies relative to the Reference Currency;

♦   the time remaining to maturity of the securities;

♦   the exchange rates and the volatility of the exchange rate between each Basket Currency and the Reference Currency;

♦   interest rates and yields in the market generally and in the markets of the Basket Currencies and the Reference Currency;

♦   geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the Basket Currencies, the Reference Currency or the markets generally;

♦   suspension or disruption of market trading of any of the Basket Currencies or the Reference Currency;

♦   supply and demand for the securities; and

♦   our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦
TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS AG OR ITS AFFILIATES, IN THE FOREIGN EXCHANGE AND CURRENCY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE SECURITIES — We or one or more of our affiliates may hedge our foreign currency exposure from the securities by entering into foreign exchange and currency derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Spot Rates and make it less likely that you will receive a positive return on your investment in the securities. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the securities declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Spot Rates on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates may also issue other securities or financial or derivative instruments with returns linked or related to changes in the Spot Rates of the Basket Currencies. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the securities.

♦
WE AND OUR AFFILIATES OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE SECURITIES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE BASKET RETURN TO WHICH THE SECURITIES ARE LINKED AND THE VALUE OF SECURITIES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the Basket Currencies to which the securities are linked.

♦
POTENTIAL CONFLICTS OF INTEREST EXIST BECAUSE THE ISSUER AND THE CALCULATION AGENT FOR THE SECURITIES ARE THE SAME LEGAL ENTITY — Deutsche Bank AG, London Branch is the Issuer of the securities and the calculation agent for the securities. Deutsche Bank AG, London Branch carries out calculations necessary to calculate the Basket Return and maintains some discretion as to how such calculations are made, in particular if the Spot Rate for any Basket Currency is not available on the Final Valuation Date. In addition, the Issuer may hedge its obligations under the securities. There can be no assurance that any determinations made by Deutsche Bank AG, London Branch in these various capacities will not affect the value of the securities or the return of the Basket Currencies.

♦
THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that are not debt, as described below under “What Are the Tax Consequences of an Investment in the Securities?” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of ownership and disposition of the securities could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Return Table and Examples
The following table and examples illustrate the hypothetical payment amounts at maturity per $10.00 Face Amount of securities for a hypothetical range of Basket Returns and assume an Initial Basket Level of 100.00, a Trigger Level of 85.00 (85.00% of the Initial Basket Level), and a Step Return of 29.875% (the midpoint of the Step Return range of 28.00% and 31.75%). The actual Step Return will be determined on the Trade Date. The following results are based solely on the hypothetical examples cited. You should consider carefully whether the securities are suitable to your investment goals. The numbers appearing in the table below have been rounded for ease of analysis.

Final Basket Level	Basket Return*	Payment at Maturity ($)	Total Return (%)
170.00	70.00%	$17.00	70.00%
160.00	60.00%	$16.00	60.00%
150.00	50.00%	$15.00	50.00%
140.00	40.00%	$14.00	40.00%
130.00	30.00%	$13.00	30.00%
129.875	29.875%	$12.9875	29.875%
120.00	20.00%	$12.9875	29.875%
110.00	10.00%	$12.9875	29.875%
100.00	0.00%	$12.9875	29.875%
90.00	-10.00%	$10.00	0.00%
85.00	-15.00%	$10.00	0.00%
80.00	-20.00%	$ 8.00	-20.00%
70.00	-30.00%	$ 7.00	-30.00%
60.00	-40.00%	$ 6.00	-40.00%
50.00	-50.00%	$ 5.00	-50.00%
40.00	-60.00%	$ 4.00	-60.00%
30.00	-70.00%	$ 3.00	-70.00%
20.00	-80.00%	$ 2.00	-80.00%
10.00	-90.00%	$ 1.00	-90.00%
0.00	-100.00%	$ 0.00	-100.00%
-10.00	-110.00%	$ 0.00	-100.00%
-20.00	-120.00%	$ 0.00	-100.00%
-30.00	-130.00%	$ 0.00	-100.00%

*    Because the Currency Return is calculated pursuant to the formula set forth in “Indicative Terms,” the maximum possible Currency Return for each Basket Currency, and as a result the maximum possible Basket Return, will equal 100%. There is no comparable limit on the negative performance of the Currency Return or the Basket Return. However, in no case will the Payment at Maturity be less than zero.

Hypothetical Examples:

The following payment examples show scenarios for the Payment at Maturity of the securities, illustrating positive and negative Basket Returns and reflecting either correlated or offsetting returns in the different Basket Currencies. The following examples are, like the above, based on a hypothetical Step Return of 29.875%, as well as hypothetical Initial Spot Rates (the actual value of each of which will be determined on the Trade Date) and Final Spot Rates (which will be determined on the Final Valuation Date), for the Basket Currencies, and the resulting Basket Return. The hypothetical Initial Spot Rates and Final Spot Rates for the Basket Currencies have been chosen arbitrarily for the purpose of illustration only, and should not be taken as indicative of the future return of any Basket Currency. The numbers appearing in the table below have been rounded for ease of analysis.

Example 1:

The positive Currency Return of each of the Basket Currencies relative to the Reference Currency results in a Basket Return of 40.00%. Because the Basket Return is positive and the Basket Return of 40.00% is greater than the Step Return of 29.875%, the Payment at Maturity is equal to $14.00 per $10.00 Face Amount of securities (a return of 40.00%), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 x the greater of (i) 29.875% and (ii) 40.00%)
  = $10.00 + ($10.00 x 40.00%) = $14.00

The table below illustrates how the Basket Return in the above example was calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9717	1.1830	40.00%	1/4
RUB	30.7272	18.4363	40.00%	1/4
INR	54.3662	32.6197	40.00%	1/4
CNY	6.2159	3.7295	40.00%	1/4

Final Basket Level = 100.00 × [1 + (40.00% × 1/4) + (40.00% × 1/4) + (40.00% × 1/4) + (40.00% × 1/4)] = 140.00

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level
= (140.00 – 100.00)/100.00 = 0.40 = 40.00%

Example 2:

The positive Currency Return of each of the Basket Currencies relative to the Reference Currency results in a Basket Return of 10.00%. Because the Basket Return is positive and the Step Return of 29.875% is greater than the Basket Return of 10.00%, the Payment at Maturity is equal to $12.9875 per $10.00 Face Amount of securities (a return of 29.875%), calculated as follows:

Payment at Maturity = $10.00 + ($10.00 x the greater of (i) 29.875% and (ii) 10.00%)
 = $10.00 + ($10.00 x 29.875%) = $12.9875

The table below illustrates how the Basket Return in the above example was calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9717	1.7745	10.00%	1/4
RUB	30.7272	27.6545	10.00%	1/4
INR	54.3662	48.9296	10.00%	1/4
CNY	6.2159	5.5943	10.00%	1/4

Final Basket Level = 100.00 × [1 + (10.00% × 1/4) + (10.00% × 1/4) + (10.00% × 1/4) + (10.00% × 1/4)] = 110.00

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level
= (110.00 – 100.00)/100.00 = 0.10 = 10.00%

Example 3:

The negative Currency Return of INR and CNY and the positive Currency Return of BRL and RUB relative to the Reference Currency results in a Basket Return of -10.00% and a Final Basket Level of 90.00. Because the Basket Return is negative and the Final Basket Level of 90.00 is greater than the Trigger Level of 85.00, the Payment at Maturity is equal to $10.00 per $10.00 Face Amount of securities (a return of 0.00%).

The table below illustrates how the Basket Return and Final Basket Level in the above example were calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9717	1.8731	5.00%	1/4
RUB	30.7272	27.6545	10.00%	1/4
INR	54.3662	76.1127	-40.00%	1/4
CNY	6.2159	7.1483	-15.00%	1/4

Final Basket Level = 100.00 × [1 + (5.00% × 1/4) + (10.00% × 1/4) + (-40.00% × 1/4) + (-15.00% × 1/4)] = 90.00

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level
= (90.00 – 100.00)/100.00 = -0.10 = -10.00%

Example 4:

The negative Currency Return of each of the Basket Currencies relative to the Reference Currency results in a Basket Return of -20.00% and a Final Basket Level of 80.00. Because the Basket Return is negative and the Final Basket Level of 80.00 is less than the Trigger Level of 85.00, the Payment at Maturity is equal to $8.00 per $10.00 Face Amount of securities (a return of -20.00%), calculated as follows:

Payment at Maturity = the greater of (i) zero and (ii) $10.00 + ($10.00 x -20.00%)
= the greater of (i) zero and (ii) $8.00 = $8.00

The table below illustrates how the Basket Return and Final Basket Level in the above example were calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9717	2.6618	-35.00%	1/4
RUB	30.7272	35.3363	-15.00%	1/4

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
INR	54.3662	62.5211	-15.00%	1/4
CNY	6.2159	7.1483	-15.00%	1/4

Final Basket Level = 100.00 × [1 + (-35.00% × 1/4) + (-15.00% × 1/4) + (-15.00% × 1/4) + (-15.00% × 1/4)] = 80.00

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level
= (80.00 – 100.00)/100.00 = -0.20 = -20.00%

Example 5:

The negative Currency Return of each of the Basket Currencies relative to the Reference Currency results in a Basket Return of -150.00% and a Final Basket Level of -50.00. Because the Basket Return is negative and the Final Basket Level of -50.00 is less than the Trigger Level of 85.00, the Payment at Maturity will be $0.00, calculated as follows:

Payment at Maturity = the greater of (i) zero and (ii) $10.00 + ($10.00 x -150.00%)
= the greater of (i) zero and (ii) -$5.00 = $0.00

The table below illustrates how the Basket Return and Final Basket Level in the above example were calculated:

Basket Currency	Hypothetical Initial Spot Rate	Hypothetical Final Spot Rate	Currency Return	Currency Weighting
BRL	1.9717	4.9293	-150.00%	1/4
RUB	30.7272	76.8180	-150.00%	1/4
INR	54.3662	135.9155	-150.00%	1/4
CNY	6.2159	15.5398	-150.00%	1/4

Final Basket Level = 100.00 × [1 + (-150.00% × 1/4) + (-150.00% × 1/4) + (-150.00% × 1/4) + (-150.00% × 1/4)] = -50.00

Basket Return = (Final Basket Level – Initial Basket Level) / Initial Basket Level
= (-50.00 – 100.00)/100.00 = -1.5 = -150.00%

Spot Rates

Spot Rates
The Spot Rate for the Brazilian real on each date of calculation will be the U.S. dollar/Brazilian real offered rate for U.S. dollars, expressed as the amount of Brazilian reais per one U.S. dollar, for settlement in two business days, as reported by Banco Central do Brasil on SISBACEN Data System under transaction code PTAX-800 (“Consulta de Cambio” or Exchange Rate Inquiry), Option 5 (“Cotacoes para Contabilidade” or Rates for Accounting Purposes), by approximately 6:00 p.m., Sao Paulo time, on such date of calculation, which appears on Reuters Page “BRFR” or any successor page, on such date of calculation.

The Spot Rate for the Russian ruble on each date of calculation will be the U.S. dollar/Russian ruble specified rate, expressed as the amount of Russian rubles per one U.S. dollar, for settlement in one business day, calculated by the Chicago Mercantile Exchange (“CME”) and as published on CME’s website, which appears on the Reuters Screen EMTA Page, at approximately 1:30 p.m., Moscow time, on such date of calculation. The Spot Rate shall be calculated by the CME pursuant to the Chicago Mercantile Exchange/EMTA, Inc. Daily Russian Ruble Per U.S. Dollar Reference Rate Methodology (which means a methodology, effective as of June 16, 2005, as amended from time to time, for a centralized industry-wide survey of financial institutions in Russia that are active participants in the U.S. dollar/Russian ruble spot market for the purpose of determining the RUB/CME-EMTA Rate).

The Spot Rate for the Indian rupee on each date of calculation will be the U.S. dollar/Indian rupee reference rate, expressed as the amount of Indian rupees per one U.S. dollar, for settlement in two business days, as reported by the Reserve Bank of India, which appears on the Reuters Screen RBIB Page at approximately 12:30 p.m., Mumbai time, or as soon thereafter as practicable, on such date of calculation.

The Spot Rate for the Chinese renminbi on each date of calculation will be the U.S. dollar/Chinese renminbi official fixing rate, expressed as the amount of Chinese renminbi per one U.S. dollar, for settlement in two business days, as reported by the People’s Bank of China, Beijing, People’s Republic of China, which appears on Reuters Screen SAEC Page opposite the symbol “USDCNY=” at approximately 9:15 a.m., Beijing time, on such date of calculation.

For each Basket Currency, a higher Spot Rate indicates a weakening of such Basket Currency against the U.S. dollar, while a lower Spot Rate indicates a strengthening of such Basket Currency against the U.S. dollar.

If any of the foregoing Spot Rates is unavailable (or is published in error), the Final Valuation Date may be postponed and the Spot Rate for such Basket Currency may be selected by the calculation agent in good faith and in a commercially reasonable manner, as described under “Description of the Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

Historical Information
The following charts show the hypothetical historical performance of the Basket as well as historical individual exchange rates for each of the Basket Currencies against the U.S. dollar. In each case, the charts use exchange rates that are based on Bloomberg end-of-day quotations for the period-end dates set forth in the following tables and not on the Spot Rates set forth above. The daily exchange rates published by Bloomberg may differ from the Spot Rates for the applicable Basket Currency. We will not use Bloomberg to determine the applicable Spot Rate for each of the Basket Currencies. For more information see “Spot Rates” in this free writing prospectus.

The first chart below shows the hypothetical historical performance of the Basket from January 3, 2003 through March 14, 2013, assuming that the Final Basket Level on March 14, 2013 was 100 and each Basket Currency had a 25% weight in the Basket on that date. The hypothetical Basket Return is based on actual aggregated historical data of the Basket Currencies and the chart below is a reflection of this data. The charts following each Basket Currency’s exchange rate table set forth the historical exchange rate performance of each respective Basket Currency for the period from January 3, 2003 through March 14, 2013.

These historical data are for illustrative purposes only and are not indicative of the historical or future values of the Spot Rates or of the historical or future performance of the Basket. We cannot give you any assurance that the Basket Return will be greater than zero or that you will receive any positive return on your investment. You may lose a significant portion or all of your investment in the securities. Any historical upward or downward trend in the exchange rates set forth in the following charts during any period set forth below is not an indication that the Spot Rates or Basket Return is more or less likely to increase or decrease at any time during the term of the securities.

The decline of the exchange rate of any Basket Currency (meaning such Basket Currency strengthens relative to the U.S. dollar) will have a positive impact on the overall Basket Return. The increase of the exchange rate of any Basket Currency (meaning such Basket Currency weakens relative to the U.S. dollar) will have a negative impact on the overall Basket Return. Exchange rate movements in the Basket Currencies may not correlate with each other, and the decrease in the exchange rate (or strengthening) of one Basket Currency relative to the U.S. dollar may be moderated, offset or more than offset, by lesser decreases or an increase in the exchange rate (or weakening) of the other Basket Currencies relative to the U.S. dollar.

Brazilian Real
Historical High, Low and Period-End Exchange Rates
January 3, 2003 through March 14, 2013
(expressed as units of Brazilian reais per one U.S. dollar)

Brazilian Real	High	Low	Period End
2003	3.6815	2.8065	2.8915
2004	3.2420	2.6492	2.6560
2005	2.7854	2.1540	2.3355
2006	2.4035	2.0510	2.1364
2007	2.1640	1.7269	1.7800
2008	2.6202	1.5545	2.3145
2009	2.4501	1.6968	1.7445
2010	1.9153	1.6442	1.6613
2011	1.9549	1.5290	1.8668
2012	2.1384	1.6890	2.0516
2013 (through March 14, 2013)	2.0520	1.9419	1.9717

Past performance is not indicative of future performance.

Russian Ruble
Historical High, Low and Period-End Exchange Rates
January 3, 2003 through March 14, 2013
(expressed as units of Russian rubles per one U.S. dollar)

Russian Ruble	High	Low	Period End
2003	31.9550	29.1600	29.2425
2004	29.2895	27.7200	27.7200
2005	29.0050	27.4395	28.7414
2006	28.7420	26.1475	26.3255
2007	26.9350	24.2322	24.6006
2008	29.9423	23.0584	29.4027
2009	36.5584	28.6271	30.0350
2010	31.9455	28.9107	30.5370
2011	32.8935	27.1543	32.1370
2012	34.1451	28.8442	30.5250
2013 (through March 14, 2013)	30.8472	29.8356	30.7272

Past performance is not indicative of future performance.

Indian Rupee
Historical High, Low and Period-End Exchange Rates
January 3, 2003 through March 14, 2013
(expressed as units of Indian rupees per U.S. dollar)

Indian Rupee	High	Low	Period End
2003	48.0500	45.2100	45.6250
2004	46.5150	43.2800	43.4600
2005	46.3900	43.1300	45.0500
2006	47.0450	44.0200	44.2700
2007	44.7040	39.1737	39.4125
2008	50.6050	39.2058	48.8025
2009	52.1800	45.8050	46.5250
2010	47.7450	43.9750	44.7050
2011	54.3050	43.8550	53.0650
2012	57.3275	48.6087	54.9950
2013 (through March 14, 2013)	55.3825	52.8900	54.3662

Past performance is not indicative of future performance.

Chinese Renminbi
Historical High, Low and Period-End Exchange Rates
January 3, 2003 through March 14, 2013
(expressed as units of Chinese renminbi per one U.S. dollar)

Chinese Renminbi	High	Low	Period End
2003	8.2779	8.2762	8.2767
2004	8.2776	8.2763	8.2765
2005	8.2768	8.0701	8.0702
2006	8.0704	7.7980	7.8045
2007	7.8171	7.3019	7.3037
2008	7.3061	6.8061	6.8277
2009	6.8563	6.8108	6.8271
2010	6.8347	6.5897	6.6070
2011	6.6369	6.2950	6.2950
2012	6.3964	6.2105	6.2306
2013 (through March 14, 2013)	6.2492	6.2120	6.2159

Past performance is not indicative of future performance.

What Are the Tax Consequences of an Investment in the Securities?
In the opinion of our special tax counsel, Davis Polk & Wardwell LLP, which is based on prevailing market conditions, it is more likely than not that the securities will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes. If this treatment is respected, you should not recognize taxable income or loss prior to the taxable disposition of your securities (including at maturity). The IRS or a court might not agree with this treatment, however, in which case the tax consequences of ownership and disposition of your securities could be materially and adversely affected. The remainder of this discussion is based on the treatment of the securities as prepaid financial contracts that are not debt.

Your gain or loss on the securities should be treated as ordinary income or loss under Section 988 of the Internal Revenue Code (the “Code”) unless, before the close of the day on which you acquire the securities, you make a valid election pursuant to the applicable Treasury regulations under Section 988 to treat such gain or loss as capital gain or loss (a “capital gain election”). Our special tax counsel believes it is reasonable to treat the capital gain election as available and that there should be no adverse consequences as a result of having made a protective capital gain election. However, because there is no direct legal authority addressing the availability of the election for instruments such as the securities, our special tax counsel is unable to conclude that it is more likely than not that the election is available.

To make the capital gain election (assuming it is available), you must, in accordance with the detailed procedures set forth in the regulations under Section 988, either (a) clearly identify the securities on your books and records on the day you acquire them as being subject to the election and file a prescribed statement verifying the election with your federal income tax return or (b) obtain “independent verification” of the election. Assuming that you are permitted to, and do, make the election, your gain or loss on the securities should be capital gain or loss and should be long-term capital gain or loss if at the time of maturity or disposition you have held the securities for more than one year. The deductibility of capital losses is subject to limitations. If you do not make a valid capital gain election, special reporting rules could apply if your ordinary losses under Section 988 exceed a specified threshold.

It is possible that the securities might be treated as “foreign currency contracts” under the mark-to-market regime of Section 1256 of the Code. If Section 1256 were to apply, you would be required to mark your securities to market at the end of each year (i.e., recognize income or loss as if the securities had been sold for fair market value).  Under this treatment, if applicable, gain or loss recognized on marking the securities to market and on the disposition of the securities would be ordinary in character absent a valid capital gain election (as described above).  If the election is available and a valid election is made, gain or loss recognized on marking the securities to market and on maturity or disposition of the securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to how long you had held your securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the securities.

For a discussion of certain German tax considerations relating to the securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities (including the availability of the capital gain election, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)
UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc.(“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.20 per $10.00 Face Amount of securities. We will agree that UBS Financial Services Inc. may sell all or part of the securities that it purchases from us to its affiliates at the price to the public indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the securities, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA) , DBSI may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.